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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 4, 2002, except as to Note 4, which is dated as of May 17, 2002, relating to the financial statements and the financial statement schedule of Southwall Technologies Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 31, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS